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                                                                    Exhibit 99.2

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                              USWEB CORPORATION
                       SPECIAL MEETING OF STOCKHOLDERS
                              FEBRUARY 28, 2000

     The undersigned stockholder of USWeb Corporation, a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus, each dated January 26, 2000, and hereby appoints Robert Shaw and Carolyn Aver, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of USWeb Corporation, to be held on February 28, 2000, at 9:00 a.m., Pacific Standard Time, at the Company's offices at 2880 Lakeside Drive, Santa Clara, California 95054 and at any continuation(s) adjournment(s) thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present on the matters set forth on the reverse side and, in their discretion, upon such other matter or matters that may properly come before the meeting and any adjournment(s) thereof.

                          February 28, 2000, 9:00 a.m.

                               USWeb Corporation
                         2880 Lakeside Drive, Suite 300
                          Santa Clara, California 95054

     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT, DATED AS OF DECEMBER 12, 1999 BY AND AMONG WHITTMAN-HART, INC., UNIWHALE, INC., A WHOLLY-OWNED SUBSIDIARY OF WHITTMAN-HART, AND THE COMPANY, AND THE MERGER CONTEMPLATED THEREBY AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                               FOLD AND DETACH HERE



                                    USWeb/CKS

                         SPECIAL MEETING OF STOCKHOLDERS

                                February 28, 2000
                                    9:00 a.m.

                               USWeb Corporation
                         2880 Lakeside Drive, Suite 300
                          Santa Clara, California 95054


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                       Please mark your votes as indicated in this example /X/

THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" EACH OF FOLLOWING PROPOSALS.

1. Proposal to approve the Agreement and Plan of Merger, dated as of December 12, 1999, by and among Whittman-Hart, Inc., Uniwhale, Inc. and USWeb Corporation and the merger contemplated thereby;

                FOR / /      AGAINST / /       ABSTAIN / /

2. The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.

                FOR / /      AGAINST / /       ABSTAIN / /

I PLAN TO ATTEND THE MEETING   YES / /    NO / /


Signature(s)                                       Date               , 2000
            --------------------------------------     ---------------

(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign).

                               FOLD AND DETACH HERE